Wells Fargo & Company 8-K

Exhibit 4.2

WELLS FARGO FINANCE LLC

MEDIUM-TERM NOTE, SERIES B

Fully and Unconditionally Guaranteed by Wells Fargo & Company

MASTER NOTE

DATED: February 13, 2026

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. , has an interest herein.

This Note is a master note, which term means a Master Global Security within the meaning specified in the Indenture (as defined on the reverse hereof) that provides for incorporation therein of the terms of one or more obligations of Wells Fargo Finance LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under and as defined in the Indenture hereinafter referred to). Each such obligation of the Company is referred to in this Note as a “Supplemental Obligation.”

The terms of each Supplemental Obligation shall be reflected in this Note and in the applicable pricing supplement relating to such Supplemental Obligation (each, a “Related Pricing Supplement”) and any product supplement(s), underlying supplement(s), prospectus supplement(s) and prospectus referred to therein (however titled) (together with the Related Pricing Supplement, the “Related Prospectus”). With respect to each Supplemental Obligation, the terms of the Supplemental Obligation contained in the Related Prospectus are hereby incorporated by reference in, and shall be deemed to be a part of, this Note for purposes of the applicable Supplemental Obligation only as of the original issue date specified in the relevant Related Pricing Supplement; provided, however, that for the avoidance of doubt, no hypothetical examples, risk factors, historical information, descriptions of underlying(s) or other information not considered to be terms of such Supplemental Obligation provided or incorporated by reference in the Related Prospectus shall be used to determine the terms of such Supplemental Obligation. Each Related Prospectus will be on file with the Trustee referred to on the reverse hereof and constitute the records of the various Supplemental Obligations, which the Trustee will maintain.

With respect to each Supplemental Obligation evidenced by this Note, the Company, for value received, hereby promises to pay to CEDE & Co., or registered assigns, the amounts due, if any, whether in cash, securities or other property, together with unpaid accrued interest thereon, if any, in each case as specified in the Related Prospectus, on the date or dates specified in the Related Prospectus.

All terms used in this Note that are or will be defined in the Indenture or Related Prospectus shall have the meanings assigned to them therein. In relation to a particular Supplemental Obligation, in the event of any inconsistency between the definitions in the Indenture and the definitions in the Related Prospectus, the definitions in the Related Prospectus shall govern.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation of the applicable Related Prospectus by reference, whether or not the phrase “unless otherwise provided in the Related Prospectus” or language of similar import precedes a term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the applicable Related Prospectus and the terms herein, the Related Prospectus shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, the holders of this Note are directed to the applicable Related Prospectus for a description of certain terms of such Supplemental Obligation, including the manner of determining the amounts due and/or property to be delivered, if any, as applicable, on such Supplemental Obligation and the date or dates, if any, on which amounts due and/or securities or other property to be delivered, if any, on such Supplemental Obligation are to be paid or delivered, as applicable.

The principal amount of each Supplemental Obligation evidenced by this Note shall be as specified in the applicable Related Pricing Supplement.

Unless the certificate of authentication hereon has been executed by an authorized signatory of the Trustee referred to on the reverse hereof by manual or facsimile signature, this Master Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first set forth above.

WELLS FARGO FINANCE LLC

By:	/s/ Barbara Garafalo
Barbara Garafalo
Its: Chief Executive Officer and President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities, of the series designated herein, described in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N. A. ,

as Trustee

By	/s/ Erika Mullen, Vice President
Authorized Signatory

Dated: February 13, 2026

[Reverse of Note]

WELLS FARGO FINANCE LLC

MEDIUM-TERM NOTE, SERIES B

Fully and Unconditionally Guaranteed by Wells Fargo & Company

This Note represents one or more duly authorized Supplemental Obligations of Medium-Term Notes, Series B, of the Company (herein called the “Notes”), issued and to be issued in one or more series under an indenture dated as of January 22, 2026, as amended or supplemented from time to time (herein called the “Indenture”), among the Company, as issuer, Wells Fargo & Company, as guarantor (the “Guarantor”) and Computershare Trust Company, N. A. , as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The amount payable on the Supplemental Obligations represented by this Note may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Supplemental Obligations represented by this Note may vary with respect to amounts payable, mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of a Supplemental Obligation under this Note.

Unless the context otherwise requires, the term “series” shall mean Supplemental Obligations having the same CUSIP number.

Guarantee

Supplemental Obligations represented by this Note are fully and unconditionally guaranteed by the Guarantor as and to the extent set forth in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Notes of such series, to waive compliance by the Company or the Guarantor with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Outstanding Notes pursuant to the Indenture has been given or taken by the Holders of relevant Supplemental Obligations represented by this Note in the requisite aggregate principal amount, the principal amount of any Supplemental Obligation represented by this Note will be deemed to be equal to the amount set forth in the Related Pricing Supplement. Any such consent or waiver by the Holder of a Supplemental Obligation under this Note shall be conclusive and binding upon such Holder and upon all future Holders of such Supplemental Obligation under this Note and of any additional Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness represented by this Note and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, shall not apply to Supplemental Obligations under this Note. The remaining provisions of Section 401 of the Indenture shall apply to Supplemental Obligations under this Note.

Authorized Denominations

This Note is issuable only in registered form without coupons and each Supplemental Obligation is issued in denominations as specified in the Related Pricing Supplement.

Registration of Transfer

Upon due presentment for registration of transfer of this Note at the designated corporate trust office of the applicable Security Registrar under the Indenture, a new Note or Notes representing the relevant Supplemental Obligations, with the same terms as the relevant Supplemental Obligation, in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Note is exchangeable for definitive Notes in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest at the same rate (if applicable), having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in Supplemental Obligations under this Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

Place of Payment

Payment of interest on Supplemental Obligations under this Note, if any, will be made in immediately available funds at the designated corporate trust office of the applicable Paying Agent under the Indenture maintained on behalf of the Company for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest, if any, may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any payments on Supplemental Obligations under this Note at Maturity will be made against presentation of this Note at the designated corporate trust office of the applicable Paying Agent under the Indenture maintained on behalf of the Company for that purpose. Notwithstanding the foregoing, for so long as this Note is a Global Security registered in the name of the Depositary, any payments on Supplemental Obligations under this Note will be made to the Depositary by wire transfer of immediately available funds.

Defaulted Interest

Interest that is payable on Supplemental Obligations under this Note, if any, but is not punctually paid or duly provided for will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name the Supplemental Obligations under this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of any affected series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which any affected Supplemental Obligations represented by this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amounts due, if any, on the Supplemental Obligations under this Note at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Note.

No Personal Recourse

No recourse shall be had for the payment of the amounts due, if any, with respect to each Supplemental Obligation (and the Guarantee as applicable thereto) under this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation or of the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Governing Law

This Note and each Supplemental Obligation evidenced hereby (and the related Guarantee) shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- _____________________ Custodian _________________________

(Cust)                                                      (Minor)

Under Uniform Gifts to Minors Act

_____________________________

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

_____________________________

(Please print or type name and address including postal zip code of Assignee)

the within Master Global Security of WELLS FARGO FINANCE LLC and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.